Exhibit 5.1

+1 212 450 4000 davispolk.com	Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017

OPINION OF REGISTRANT’S COUNSEL

June 14, 2024

MoneyLion Inc.
30 West 21st Street, 9th Floor
New York, NY 10010

Ladies and Gentlemen:

MoneyLion Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (i) the following securities of the Company to be offered in one or more offerings of up to $50,000,000 in aggregate offering price: (a) shares (the “Primary Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) of the Company; (c) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); and (d) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (ii) the resale of 2,961,020 shares of Common Stock (the “Secondary Shares”) previously issued by the Company to the selling stockholders (the “Selling Stockholders”) named in the prospectus which is a part of the Registration Statement, (iii) 583,333 shares (the “Public Warrant Shares”) of Common Stock issuable upon the exercise of 583,333 warrants to purchase shares of Common Stock (the “Public Warrants”) originally issued in the initial public offering of the Company, and (iv) 270,000 shares (the “Private Placement Warrant Shares”) of Common Stock issuable upon the exercise of 270,000 warrants to purchase shares of Common Stock (the “Private Placement Warrants” and, together with the Public Warrants, the “Existing Warrants”) originally issued in a private placement in connection with the initial public offering of the Company.

The Existing Warrants were issued pursuant to the Warrant Agreement (the “Existing Warrant Agreement”), dated June 25, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Public Warrants were sold pursuant to an effective registration statement and the Underwriting Agreement (the “Underwriting Agreement”) dated June 25, 2020 between the Company and the representatives of the underwriters thereunder. The Private Placement Warrants were sold pursuant to the Private Placement Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”), dated June 25, 2020, between the Company and the other parties thereto.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	As of the date hereof, the Secondary Shares have been validly issued and are fully paid and non-assessable.

2.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Primary Shares proposed to be sold by the Company, and when such Primary Shares are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Primary Shares), such Primary Shares will be validly issued, fully-paid and non-assessable.

3.	Assuming the Private Placement Warrants have been issued in accordance with the terms of the Existing Warrant Agreement and delivered against payment therefor in accordance with the terms of the Private Placement Warrants Purchase Agreement, the Private Placement Warrant Shares, when issued and paid for upon the exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants and the Existing Warrant Agreement, will be validly issued, fully paid and non-assessable.

4.	Assuming the Public Warrants have been issued in accordance with the terms of the Existing Warrant Agreement and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Public Warrant Shares, when issued and paid for upon the exercise of the Public Warrants in accordance with the terms of the Public Warrants and the Existing Warrant Agreement, will be validly issued, fully paid and non-assessable.

5.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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6.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinion expressed in paragraph 1 above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. In connection with the opinions expressed in paragraphs 2 through 7 above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Underwriting Agreement, the Existing Warrant Agreement, the Public Warrants, the Private Placement Warrants Purchase Agreement, the Private Placement Warrants, the Warrant Agreement and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, and (ii) any Warrant Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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